EX-99.906CERT

CERTIFICATION

Troy C. Patton, President and Chief Executive Officer, and Umberto Anastasi, Treasurer and Chief Financial Officer of Archer Investment Series Trust (the “Registrant”), each certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended August 31, 2026 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President and Chief Executive Officer

Treasurer and Chief Financial Officer

Archer Investment Series Trust

Archer Investment Series Trust

/s/ Troy C. Patton

/s/ Umberto Anastasi

Troy C. Patton

Umberto Anastasi

Date: November 6, 2026

Date: November 6, 2026

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Archer Investment Series Trust and will be retained by Archer Investment Series Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission